Exhibit 99.2

Julian Kirk

c/o Third Security, LLC

The Governor Tyler

1881 Grove Ave

Radford, Virginia 24141

April 19, 2016

Via Electronic-Mail Delivery & Federal Express Delivery

Matt Dansey

AmpliPhi Bioscience Corporation

3579 Valley Centre Drive, Suite 100

San Diego, CA 92130

Re:	Draft Form 8-K on Board Resignation

Dear Matt:

I write to inform you I object to the draft Form 8-K regarding my resignation from the Board of Directors of AmpliPhi Biosciences Corporation (“AmpliPhi” or the “Company”). The draft 8-K fails to disclose that my resignation letter also explains that Third Security not only no longer trusts the Company’s management and Board, but it has also lost faith in their ability to create value for the Company’s shareholders. Moreover, the draft 8-K fails to disclose that once Third Security has determined that neither Third Security nor I have possession of any material, non-public information regarding AmpliPhi, Third Security intends to liquidate its investment in the Company. The omission of these facts in the Form 8-K cause it to be materially misleading.

Sincerely,
/s/ Julian Kirk
Julian Kirk